Exhibit 99.1

NEWS RELEASE

Contact: Martin Wade, III

FOR IMMEDIATE RELEASE

(OTC BULLETIN BOARD: BCAS)

BROADCASTER, INC. ANNOUNCES TEMPORARY RESTRAINING ORDERS WERE TERMINATED

CHATSWORTH, CA — September 2, 2008 Broadcaster, Inc. (OTC Bulletin Board: BCAS) announced today that, in two related derivative actions currently pending in the Central District of California, a federal judge entered separate orders denying the applications of plaintiffs Paul Goodman and Baytree Capital Associates LLC (“Baytree”), respectively, for entry of a preliminary injunction.  As a result of these orders, both of the temporary restraining orders (the “TROs”) previously in place were immediately terminated.

“I am very pleased that the TROs were terminated.,” said Martin Wade, Chairman and Chief Executive Officer of Broadcaster.  Speaking on behalf of management, Martin Wade reaffirmed management’s denial of impropriety in the running of the Company.  “Management believes the evidence submitted to the Court conclusively establishes that plaintiffs’ allegations lack merit.  Now that the TROs are gone, we can get back to growing Broadcaster’s business and promoting shareholder value for the benefit of all of the Company’s shareholders,” he said.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that reflect Broadcaster, Inc.’s current expectations about its future results, performance, prospects and opportunities, including statements regarding creating and promoting shareholder value and growing the business. Where possible, Broadcaster, Inc. has tried to identify these forward-looking statements by using words such as “anticipates,” “believes,” “intends,” or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements including the risk that they may not be successful in generating shareholder value or growing the business and risks set forth in Broadcaster, Inc.’s Form 10-KSB for the fiscal year ended June 30, 2007 and other filings with the United States Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and Broadcaster, Inc. assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise, other than as required by law.